UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	December 12, 2011
(December 12, 2011)

LINN ENERGY, LLC
(Exact name of registrant as specified in its charter)

Delaware	000-51719	65-1177591
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 Travis, Suite 5100 Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (281) 840-4000

NOT APPLICABLE
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01   Other Events.

During the nine months ended September 30, 2011, Linn Energy, LLC (“LINN Energy” or the “Company”) completed multiple acquisitions of oil and natural gas properties, none of which were significant under Rule 3-05 of Regulation S-X.  However, because the aggregate impact of the individually insignificant businesses acquired since December 31, 2010 exceeded 50%, in accordance with Rule 3-05, the Company provided on Form 8-K filed August 2, 2011, audited and unaudited financial statements and unaudited pro forma financial information for the substantial majority of the businesses acquired which included three acquisitions.

A summary description of the three acquisitions follows:

On June 1, 2011, the Company completed the acquisition of certain oil and natural gas properties in the Cleveland play, located in the Texas Panhandle and Oklahoma, from Panther Energy Company, LLC and Red Willow Mid-Continent, LLC (collectively referred to as “Panther”) for total consideration of approximately $222 million.  The acquisition included approximately 9 MMBoe (54 Bcfe) of proved reserves as of the acquisition date.

On April 1, 2011, the Company completed the acquisition of certain oil and natural gas properties located in the Permian Basin from SandRidge Exploration and Production, LLC (“SandRidge”) for total consideration of approximately $201 million.  The acquisition included approximately 10.5 MMBoe (63 Bcfe) of proved reserves as of the acquisition date.

On March 31, 2011, the Company completed the acquisition of certain oil and natural gas properties in the Williston Basin from an affiliate of Concho Resources Inc. (“Concho”) for total consideration of approximately $194 million.  The acquisition included approximately 8 MMBoe (50 Bcfe) of proved reserves as of the acquisition date.

In addition, on November 3, 2011, the Company entered into a definitive purchase and sale agreement to acquire certain oil and natural gas properties located primarily in the Granite Wash of Texas and Oklahoma from Plains Exploration & Production Company (“Plains”).  The acquisition includes approximately 254 Bcfe of estimated proved reserves as of December 31, 2010.  The Company anticipates the acquisition will close December 15, 2011, for an estimated closing price of approximately $570 million, subject to closing conditions, and will be financed with proceeds from borrowings under its revolving credit facility.

As the pending acquisition from Plains is deemed probable and individually significant, in accordance with Rule 3-05, the Company is providing audited and unaudited financial statements and unaudited pro forma financial information in connection with this acquisition.  The unaudited statements of revenues and direct operating expenses, including the notes thereto, for the nine months ended September 30, 2011, and September 30, 2010, and the audited statement of revenues and direct operating expenses, including the notes thereto, for the year ended December 31, 2010, and the independent auditors’ report related thereto, are attached as Exhibit 99.1 and incorporated herein by reference.

The unaudited pro forma condensed combined balance sheet of LINN Energy as of September 30, 2011, and the unaudited pro forma condensed combined statements of operations of LINN Energy for the nine months ended September 30, 2011, and for the year ended December 31, 2010, which give effect to the acquisitions, are attached as Exhibit 99.2 and incorporated herein by reference.

Item 9.01   Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number                   Description

† 23.1               Consent of Independent Registered Public Accounting Firm – KPMG LLP

† 99.1               The unaudited statements of revenues and direct operating expenses, including the notes thereto, for the assets to be acquired from Plains for the nine months ended September 30, 2011, and September 30, 2010, and the audited statement of revenues and direct operating expenses, including the notes thereto, for the assets to be acquired from Plains for the year ended December 31, 2010, and the independent auditors’ report related thereto.

† 99.2               The unaudited pro forma condensed combined balance sheet of LINN Energy as of September 30, 2011, and the unaudited pro forma condensed combined statements of operations of LINN Energy for the nine months ended September 30, 2011, and for the year ended December 31, 2010, which give effect to the acquisitions of assets from Plains, Panther, SandRidge and Concho.

__________________
†	Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

LINN ENERGY, LLC
(Registrant)

Date: December 12, 2011	/s/ David B. Rottino
David B. Rottino
Senior Vice President of Finance, Business Development
and Chief Accounting Officer
(As Duly Authorized Officer and Chief Accounting Officer)